UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective May 7, 2015, the Board of Directors of Alexandria Real Estate Equities, Inc. (“Alexandria”) amended the Bylaws of Alexandria to add a forum selection provision (the “Bylaw Amendment”). The forum selection provision generally provides that, unless Alexandria consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Alexandria, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of Alexandria to Alexandria or to the stockholders of Alexandria, (c) any action asserting a claim against Alexandria or any director or officer or other employee of Alexandria arising pursuant to any provision of the Maryland General Corporation Law or Alexandria’s charter or bylaws, or (d) any action asserting a claim against Alexandria or any director or officer or other employee of Alexandria that is governed by the internal affairs doctrine.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the complete text of the Bylaws of Alexandria, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07        Submission of Matters to a Vote of Security Holders.

Alexandria held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) on May 7, 2015. At the 2015 Annual Meeting, there were present in person or by proxy 68,361,292 shares of Alexandria's common stock, representing stockholders entitled to cast approximately 95% of the total outstanding eligible votes and constituting a quorum.  Set forth below are the voting results for the three proposals considered and voted upon at the 2015 Annual Meeting, all of which were described in Alexandria's 2015 Proxy Statement, filed with the Securities and Exchange Commission on April 7, 2015 (the “2015 Proxy Statement”):

1.    Election of Directors
Alexandria’s stockholders elected, by the votes indicated below, each of the following seven persons to serve as directors of Alexandria until its 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify:

Director	For	Withheld
Joel S. Marcus	59,684,652	7,761,411
Richard B. Jennings	66,329,236	1,116,827
John L. Atkins, III	60,820,113	6,625,950
Maria C. Freire, Ph.D.	67,343,672	102,391
Steven R. Hash	66,265,318	1,180,745
Richard H. Klein	65,679,496	1,766,567
James H. Richardson	66,430,016	1,016,047

Broker non-votes (proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock) totaled 915,229 for each director nominee.

2.    Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
Alexandria’s stockholders voted upon, on a non-binding, advisory basis, whether to approve the compensation of its named executive officers, as disclosed in Alexandria’s 2015 Proxy Statement.  53,325,933 votes were cast “for” the approval, 13,958,600 votes were cast “against” the approval and 161,530 votes abstained.  Additionally, there were 915,229 broker non-votes for this proposal.

3.    Ratification of Appointment of Independent Public Registered Accountants
Alexandria’s stockholders voted to ratify the appointment of Ernst & Young LLP as Alexandria’s independent registered public accountants for the fiscal year ending December 31, 2015. 67,044,601 votes were cast “for” the ratification, 1,309,580 votes were cast “against” the ratification and 7,111 votes abstained.  Additionally, there were no broker non-votes for this proposal.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits
3.1    Bylaws of Alexandria Real Estate Equities, Inc., as amended effective May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	May 11, 2015	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer